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                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

                         SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of August 5, 1997, between VALUJET, INC., a Nevada corporation (the "Company"), VALUJET AIRLINES, INC., as subsidiary guarantor, VALUJET MANAGEMENT CORP., as subsidiary guarantor, VALUJET INVESTMENT CORP., as subsidiary guarantor, VALUJET CAPITAL CORP., as subsidiary guarantor, VALUJET MANAGEMENT CORP., as general partner of VALUJET CORPORATE PARTNERS, L.P., as subsidiary guarantor, VALUJET MANAGEMENT CORP., as general partner of VALUJET RESERVATION PARTNERS, L.P., as subsidiary guarantor, VALUJET I., LTD., as subsidiary guarantor, and VALUJET II, LTD., as subsidiary guarantor, and STATE STREET BANK AND TRUST COMPANY, a state chartered bank (the "Trustee").

                                  WITNESSETH:

          WHEREAS, in accordance with Section 902 of the indenture, dated as of April 17, 1996, as modified by the First Supplemental Indenture thereto dated as of August 26, 1996 (the "Indenture"), between the Company and the Trustee, relating to the 10 1/4% Senior Notes due 2001 of the Company, (a) the Trustee, the Company, the Subsidiary Guarantors and the Holders (as defined in the Indenture) of a majority in principal amount of the Outstanding Securities (as defined in the Indenture) as of the date hereof have agreed (i) to add a definition of New Securities (as defined below) to Section 101 of the Indenture and (ii) to amend certain terms related to the definition of Aircraft Acquisition Debt (as defined in the Indenture) contained in Section 101 of the Indenture and certain other terms contained in Section 801, Section 1008,
Section 1009, Section 1010 and Section 1012 of the Indenture (the "Amended Covenants") and (b) the Holders of a majority in principal amount of the Outstanding Securities as of the date hereof have agreed to waive the application of certain provisions of the Indenture, including Section 801,
Section 1010, Section 1008, section 1009 and Section 1012 thereof in connection with (i) the issuance and sale by ValuJet Airlines, Inc. ("ValuJet Airlines") of the New Securities (as defined in Section 1.2(a) below) and (ii) the acquisition of Airways Corporation ("Airways") by the Company through a merger of Airways with and into the Company and the subsequent potential merger of AirTran Airways, Inc., an operating subsidiary of Airways ("AirTran"), with and into ValuJet Airlines.

          WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1.1    Certain Terms Defined in the Indenture. All capitalized
                         --------------------------------------
terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

          SECTION 1.2    Amendments of Section 101. (a) Section 101 of the
                         -------------------------
Indenture is amended by adding the following definitions in appropriate alphabetical order:

               "'New Securities' means the senior secured notes in an aggregate principal amount of up to $85.0 million issued by ValuJet Airlines, Inc. and guaranteed by the Company and its other subsidiaries and secured by a pool of collateral consisting of (i)
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          24 DC-9 aircraft and three spare engines currently securing the debt to be refinanced and (ii) four hush kits to be acquired with a portion of the proceeds of the offering of New Securities, in the form and substance approved by the Chief Financial Officer of the Company, with such other terms and conditions as the Chief Financial Officer of the Company shall deem appropriate, such approval to be evidenced by a certificate of the Chief Financial Officer of the Company delivered upon issuance of the New Securities."

          (b) The definition of "Aircraft Acquisition Debt" located in Section 101 of the Indenture is amended in full to read as follows:

               "Aircraft Acquisition Debt" means Debt Incurred by the Company or any of its Restricted Subsidiaries either:

               (i) in connection with an acquisition of aircraft, related engines or spare engines which Debt either constitutes part of the purchase price of such aircraft, engine or spare engines, as the case may be, or is Incurred prior to, at the time of or within 270 days (or 365 days if such acquisition involves a purchase of an MD-95 aircraft, related engine or spare engine from the manufacturer thereof) after the acquisition of such equipment for the purpose of financing or refinancing part of the purchase price thereof, and which equipment was not owned by the Company or a Restricted Subsidiary of the Company prior to such purchase: provided, however, that in either case (A)
                                     --------  -------
                      the proportion (expressed as a percentage) of such Debt to the purchase price or appraised value of such equipment at the time of such financing does not exceed 80% (or, with respect to Debt Incurred to acquire MD-95 aircraft, related engines and spare engines, 90%) and (B) other than in the case of financing of MD-95 aircraft, related engines and spare engines, after giving effect to the Incurrence of such Debt and the acquisition of such equipment, the Company's Consolidated Net Worth is not less than $150.0 million; or

               (ii) which is a Restricted Lease Obligation relating solely to an aircraft, related engine or spare engine that was not owned by the Company or a Restricted Subsidiary of the Company more than 270 days prior to such Incurrence: provided, however, that, other than in the case of
                      --------  -------
                      financing of MD-95 aircraft, related engines or spare engines, after giving effect to the Incurrence of such Debt the Company's Consolidated Net Worth is not less than $150.0 million."

          (c) The definition of "Permitted Investments" shall be amended by adding at the end of clause (vi), immediately after the phrase "not to exceed $35.0 million", the following:

         ";provided that the amount under this clause (vi) may be increased from time to time by an amount equal to the net reduction of an Investment made under this clause (vi) through a cash payment to the Company or any Restricted Subsidiary by

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          such Person, or through the forgiveness of Debt of the Company or any
          Restricted Subsidiary to such Person (except, in either case, to the extent such payment or proceeds are included in the calculation of Consolidated Net Income), not to exceed, in each case, the amount of such Permitted Investment previously made by the Company or any Restricted Subsidiary"

          SECTION 1.3.  Amendments of Section 1008.  (a) Section 1008 of the
                        --------------------------
Indenture is amended by deleting the parenthetical phrase "(vii)" at the beginning of subsection (vii), adding the parenthetical phrase "(viii)" in lieu thereof and adding immediately after subsection (vi), the following:

          "(vii) Debt Incurred to finance the acquisition and installation after June 30, 1997 of Stage III hush kit units, which Debt is Incurred prior to, at the time of or within 180 days after the acquisition of such hush kit units and which hush kit units were not owned by the Company or a Restricted Subsidiary of the Company prior to such acquisition; provided, however, that the aggregate principal
                               --------  -------
          amount of all Debt Incurred pursuant to the provisions described under this Clause (vii) and Clause (viii) of Section 1009, or all such Debt refinanced pursuant to Clause (viii) below or clause (x) of Section 1009, does not exceed $53.0 million at any one time outstanding."

          (b) Section 1008 of the Indenture is amended (v) by deleting the parenthetical phrase "(vi)" in the first sentence of subsection (vii) and adding the parenthetical phrase "(vii)" in lieu thereof, (w) by deleting the parenthetical phrase "(viii)" at the beginning of subsection (viii) and adding the parenthetical phrase "(ix)" in lieu thereof, (x) by deleting the parenthetical phrase "(ix)" at the beginning of subsection (ix) and adding the parenthetical phrase "(x)" in lieu thereof, (y) by deleting the parenthetical phrase "(viii)" in the first sentence of subsection (ix) and adding the parenthetical phrase "(ix)" in lieu thereof and (z) by deleting the words "Clause (ix)" in the first sentence of subsection (ix) and adding the words "Clause (x)" in lieu thereof.

          SECTION 1.4.  Amendments of Section 1009.  (a)  Section 1009 of the
                        --------------------------
Indenture is amended by deleting the parenthetical phrase "(viii)" at the beginning of subsection (viii), adding the parenthetical phrase "(x)" in lieu thereof, by deleting the words "through (vii)" in the first sentence of subsection (viii), adding the words "through (ix)" in lieu thereof and adding immediately after subsection (vii), the following:

          "(viii) Debt Incurred to finance the acquisition and installation after June 30, 1997 of Stage III hush kit units, which Debt is Incurred prior to, at the time of or within 180 days after the acquisition of such hush kit units and which hush kit units were not owned by the Company or a Restricted Subsidiary of the Company prior to such acquisition: provided, however, that the aggregate principal
                               --------  -------
          amount of all Debt Incurred pursuant to the provisions described under this Clause (viii) and Clause (vii) of Section 1008, or all such Debt refinanced pursuant to Clause (x) below or clause (viii) of Section 1008, does not exceed $53.0 million at any one time outstanding;"


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                                      E-4

          (b) Section 1009 of the Indenture is amended by adding immediately after the new subsection (viii) and immediately prior to subsection (viii) (which will have been renumbered as subsection (x) pursuant to this Section 1.4), the following:

              "(ix) Debt consisting of Guarantees of the Securities and the New Securities Incurred by any Restricted Subsidiary upon such Person becoming a Restricted Subsidiary; and"

          SECTION 1.5. Amendments of Section 1010. (a) Section 1010 of the
                       --------------------------
Indenture is amended by deleting from the exceptions thereto contained in the last paragraph of Section 1010 the word "and" which precedes the words "(ii) any refinancing" and adding the following immediately after the words "pursuant to Clause (viii) of Section 1009" in clause (ii):

          "; and (iii) Investments acquired as a capital contribution to the Company or in exchange for Capital Stock (other than Disqualified Stock) of the Company; provided, however, that
                                              --------  -------
          the amount of any such capital contribution or Investment acquired in exchange of Capital Stock shall not be added to the aggregate amount available to the Company to make Restricted Payments as calculated under clause (3)(b) of the preceding paragraph"

          (b) Section 1010 of the Indenture is amended by deleting the words "Clause (vii)" in the last sentence of Section 1010 and adding the words "Clause (viii)" in lieu thereof and by deleting the words "Clause (viii)" in the last sentence of Section 1010 and adding the words "Clause (x)" in lieu thereof.

          SECTION 1.6. Amendment of Section 1012. Section 1012 of the Indenture
                       -------------------------
is amended by deleting the word "and" immediately following the word "business;" in subsection (xiii) and by deleting subsection (xiv) and adding the following in lieu thereof:

          "(xiv) Liens (a) on an aggregate of four DC-9 aircraft to secure Debt of up to $3.0 million per aircraft, which is permitted to be Incurred under Section 1008 or Section 1009, Incurred to finance the acquisition and installation after June 30, 1997 of Stage III hush kit units on other aircraft and (b) on an aircraft to secure Debt, which is permitted to be Incurred under Section 1008 or Section 1009, Incurred to finance the acquisition and installation after June 30, 1997 of Stage III hush kit units on such aircraft; and


          (xv) any Liens securing Debt Incurred to extend, renew, refinance or refund secured Debt which is permitted to be Incurred under Clause (viii) of Section 1008 or Clause (x) of Section 1009; provided, however, that such Liens do not
                           --------  -------
          extend to any property other than the property securing the Debt being extended, renewed, refinanced or refunded."

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                                      E-5

          SECTION 1.7.   Amendment of Section 801. Section 801 of the Indenture
                         ------------------------
is amended by deleting the word "and" immediately following the word "Lien;" in subsection (5), deleting the period after the word "foregoing" at the end of subsection (6) and adding the word "; and" in lieu thereof and adding the following immediately after subsection (6):

                  "(7)   notwithstanding the foregoing, any Restricted
          Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary."

          SECTION 1.8.   Waivers Relating to the Airways Acquisition. Subject to
                         -------------------------------------------
Section 1020 of the Indenture, the Holders of a majority in principal amount of the Outstanding Securities as of the date hereof, solely to permit (i) the acquisition of Airways by the Company through a merger of Airways with and into the Company and (ii) the potential merger of AirTran with and into ValuJet Airlines, hereby (x) waive the requirements of the Indenture, including Sections 801 and 1010 thereof, and (y) permit the Company to increase the amount available under clause (vi) of the definition of Permitted Investment by $7.0 million to reflect the conversion to an intercompany loan of an outstanding loan for such amount from the Company to AirTran.

          SECTION 1.9.   Waiver Relating to the Issuance of the New Securities.
                         -----------------------------------------------------
Subject to Section 1020 of the Indenture, the Holders of a majority in principal amount of the Outstanding Securities as of the date hereof hereby waive, solely to permit the issuance of the New Securities in an aggregate principal amount not to exceed $85,000,000, the requirements of the Indenture, including Sections 1008, 1009 and 1012 thereof.

          SECTION 2.     Conditions of Effectiveness. This Supplemental
                         ---------------------------
Indenture shall become effective when, and only when, all of the following conditions shall have been satisfied:

          (a) the Trustee shall have received the written consent of the Holders of a majority in principal amount of the Outstanding Securities to the execution of this Supplemental Indenture (the "Required Consents"):

          (b) duly executed counterparts hereof shall have been signed by the Trustee, the Subsidiary Guarantors and the Company; and

          (c) the Trustee shall have received the Opinion of Counsel which it is entitled to receive under Section 903 of the Indenture.

The receipt by the Trustee of the Required Consents shall not obligate the Company to execute this Supplemental Indenture.

          SECTION 3.     Payment upon Effectiveness. Upon effectiveness of this
                         --------------------------
Supplemental Indenture, the Company shall pay to the Trustee for the account of Holders (other than the Company or any Affiliate of the Company) as of the Expiration Date (as defined in the Company's Consent Solicitation Statement dated July 22, 1997) who, on or prior to the Expiration Date, shall have consented to the adoption of this Supplemental Indenture and shall not have subsequently withdrawn such consent ("Consenting Holders"), a fee equal to $35.00 in cash for each $1,000 in principal

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                                      E-6

amount of Notes in respect of which such Consent has been delivered and received and not subsequently withdrawn on or prior to the Expiration Date. As soon as practicable after the effectiveness of this Supplemental Indenture and receipt by the Trustee of such funds from the Company, the Trustee shall pay to each Consenting Holder (other than the Company or any Affiliate of the Company) a fee equal to $35.00 in cash for each $1,000 in principal amount of Notes in respect of which such Consent has been delivered and received and not subsequently withdrawn.

     SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY
                -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 5. Counterparts. This Supplemental Indenture may be signed in any
                ------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 6. Severability. In case any provisions in this Supplemental
                ------------
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. Ratification. Except as expressly amended hereby, each provision
                ------------
of the Indenture shall remain in full force and effect.

     SECTION 8. Trustee. The recitals contained herein shall be taken as the
                -------
statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                                VALUJET, INC.


                                                By: /s/ D. Joseph Corr
                                                   -------------------------
                                                Name:  D. JOSEPH CORR
                                                Title: Executive Vice President



Attest: /s/ Stephen C. Nevin
       -----------------------------
       Name:  STEPHEN C. NEVIN
       Title: CHIEF FINANCIAL OFFICER


                                                VALUJET AIRLINES, INC.,
                                                as Subsidiary Guarantor

                                                By: /s/ D. Joseph Corr
                                                   ------------------------
                                                Name:  D. JOSEPH CORR
                                                Title: President & CEO


Attest: /s/ Stephen C. Nevin
       -------------------------
       Name: STEPHEN C. NEVIN
       Title: CHIEF FINANCIAL OFFICER


                                                VALUJET MANAGEMENT, CORP.,
                                                as Subsidiary Guarantor

                                                By: /s/ Stephen C. Nevin
                                                   --------------------------
                                                Name:  STEPHEN C. NEVIN
                                                Title: SECRETARY & TREASURER

Attest: /s/ Robert Priddy
       ------------------------
       Name: ROBERT PRIDDY
       Title:

                                                VALUJET INVESTMENT CORP.,
                                                as Subsidiary Guarantor


                                                By: /s/ Stephen C. Nevin
                                                   -------------------------
                                                   Name: STEPHEN C. NEVIN
                                                   Title: SECRETARY & TREASURER


Attest: /s/ Robert Priddy
       ------------------------
       Name:  ROBERT PRIDDY
       Title:


                                                VALUJET CAPITAL CORP.,
                                                as Subsidiary Guarantor

                                                By: /s/ Stephen C. Nevin
                                                   -------------------------
                                                   Name: STEPHEN C. NEVIN
                                                   Title: VICE PRESIDENT


Attest:
       -----------------------
       Name:
       Title:

                                                VALUJET MANAGEMENT CORP.,
                                                as General Partner of:

                                                   VALUJET CORPORATE PARTNERS,
                                                    L.P.,
                                                    as Subsidiary Guarantor

                                                   By: /s/ Stephen C. Nevin
                                                      -------------------------
                                                   Name: STEPHEN C. NEVIN
                                                   Title: SECRETARY & TREASURER


Attest: /s/ Robert Priddy
       -----------------------
       Name:  ROBERT PRIDDY
       Title:

                                            VALUJET MANAGEMENT CORP.,
                                            as General Partner of:

                                                VALUJET RESERVATION PARTNERS,
                                                L.P.,
                                                as Subsidiary Guarantor


                                                By: /s/ Stephen C. Nevin
                                                   -----------------------------
                                                Name: STEPHEN C. NEVIN
                                                Title: SECRETARY & TREASURER


Attest: /s/ Robert Priddy
       ------------------------------
       Name:  ROBERT PRIDDY
       Title:


                                            VALUJET I, LTD.,
                                            as Subsidiary Guarantor


                                            By: /s/ Michael Acks
                                               ---------------------------------
                                            Name:  MICHAEL ACKS
                                            Title:


Attest:______________________________
       Name:
       Title:


                                            VALUJET II, LTD.,
                                            as Subsidiary Guarantor




                                            By: /s/ Stephen C. Nevin
                                               ---------------------------------
                                            Name: STEPHEN C. NEVIN
                                            Title: SECRETARY & TREASURER


Attest:______________________________
       Name:
       Title:

                                                  STATE STREET BANK AND TRUST
                                                  COMPANY, Trustee



                                                  By: /s/ Robert L. Bice II
                                                     ---------------------------
                                                     Name: Robert L. Bice II
                                                     Title: Vice President


Attest: /s/ Leah M. Barrett
       -------------------------------
       Name: Leah M. Barrett
       Title: Assistant Secretary